ISO


                                    FORM OF
                             YOUNG INNOVATIONS, INC.

                             STOCK OPTION AGREEMENT
                                   (EMPLOYEE)



     THIS STOCK OPTION AGREEMENT ("Agreement") is entered into as of [ DATE ] between YOUNG INNOVATIONS, INC., a Missouri corporation (the "Company"), and [ NAME ] (the "Participant").

     WHEREAS, the Company has adopted its Amended and Restated 1997 Stock Option Plan (the "Plan") to encourage selected Employees of the Company to promote the best interests of the Company and its shareholders by (i) attracting and retaining exceptional Employees; (ii) motivating Employees by aligning their interests with those of the Company's shareholders and allowing Employees to acquire a proprietary interest in the Company through the grant and exercise of options; and (iii) providing Employees with a greater personal interest in the success of the Company.

     WHEREAS, the Participant is employed by the Company, and the Company has determined to grant the Participant an option to purchase Common Stock pursuant to the Plan as hereafter described (the "Option").

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto do hereby agree as follows:

     1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the same meanings as they are given in the Plan.

     2. GRANT OF OPTION. The Company hereby grants to the Participant an Option to purchase up to _________ shares of its Common Stock (the "Option Shares"), at a purchase price of $___________ per Option Share (the "Exercise Price"), upon and subject to the other terms and conditions set forth below. The Option shall be an Incentive Stock Option if and to the extent permitted under the Plan and the Internal Revenue code of 1986, as amended. However, to the extent the aggregate fair market value of the Option Shares, measured at the time of grant, as to which the Option first becomes exercisable in any calendar year exceeds $100,000, the portion of the option that exceeds such limitation shall be a Nonqualified Stock Option.

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     3. DATES WHEN OPTION EXERCISABLE.

          (a) EXERCISABILITY. Notwithstanding the foregoing provisions, however, if a Change in Control occurs prior to the Expiration Date, the Option shall become immediately exercisable as to all Option Shares, notwithstanding any provision to the contrary set forth in either this Agreement or the Plan.

          (b) EXPIRATION. The Option and all of the Participant's rights with respect thereto shall terminate, to the extent the Option has not already been exercised, at the first to occur of

          (i) the tenth anniversary of the date of this Agreement, or

          (ii) the effective time of termination, for whatever reason, with or without Cause (including without limitation by the voluntary act, death, Disability, or retirement of the Participant), of the Participant's Employment by the Company or any of its subsidiaries, to the extent the Option or any portion thereof is not then exercisable, the time of such termination being referred to herein as the "Expiration Date."

          (c) UPON TERMINATION OF EMPLOYMENT WITH CAUSE. If the Participant's Employment is terminated by the Company for Cause, then the Participant's right to exercise the Option or any portion thereof, whether or not then exercisable, shall be forfeited and all rights thereunder shall cease.

          (d) UPON DEATH, DISABILITY, OR RETIREMENT. If the Participant's Employment is terminated by reason of the Participant's death, Disability, or retirement, then the Option may be exercised by the Participant or the executor or administrator of the estate of the Participant or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, prior to the earlier of (A) the Expiration Date as determined under paragraph 3(b)(i), or (B) one (1) year from the date of the Participant's death or of such termination of employment, but only to the extent it was exercisable and unexercised on the date of the Participant's death, Disability, or retirement.

          (e) UPON TERMINATION OF EMPLOYMENT WITHOUT CAUSE AND NOT DUE TO DEATH, DISABILITY, OR RETIREMENT. If the Participant's Employment is terminated for any reason other than Cause or the Participant's death, Disability, or retirement, then the Option may be exercised by the Participant prior to the earlier of (A) the Expiration Date as determined under paragraph 3(b)(i), or (B) three months after such termination of Employment, but only to the extent it was exercisable and unexercised on the date of the termination of Participant's Employment.

For purposes hereof, retirement shall be determined in accordance with the established policies of the Company.

     4. METHOD OF EXERCISING OPTION. The Participant, or the Participant's representative to the extent provided in paragraph 3(d), may exercise the Option hereby granted from time to time at his or her discretion, for all or any part of the Shares for which the Option is then exercisable, by delivering to the



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main business office of the Company, addressed to the attention of its Chief
Executive Officer or Secretary, (i) a written notice stating his or her election to exercise the Option and the number of Option Shares to be purchased, together with (ii) any combination of (A) cash or (B) check or (C) shares of Common Stock owned by the Participant for at least six (6) months (or certification of such ownership) with such endorsements or other transfer documentation as the Company may require, aggregating full payment of the purchase price of the Option Shares then being purchased plus, if the Company so requires, the amount of any Federal and state withholding taxes payable by the Company or any of its subsidiaries as a result of such exercise. The Company will advise the Participant, upon the Participant's reasonable prior request, of the required amount of such taxes, if any. Shares of Common Stock used to exercise an Option shall be valued at their Fair Market Value on the date of exercise. The Option shall be deemed to be exercised only upon receipt of such notice and payment.

     5. NON-TRANSFERABILITY OF OPTION. The Option may be exercised only by the Participant or, to the extent provided in paragraph 3(d), by the Participant's representative. In the event of any prohibited assignment, transfer, pledge, hypothecation or other disposition of the Option, or in the event of the levy of any execution, attachment or similar process upon the Option, the transfer shall automatically expire and shall be null and void.

     6. SHARE ADJUSTMENTS. The Compensation Committee shall make such adjustment in the Option Shares, Exercise Price, and other terms and conditions of this Option it deems appropriate as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction.

     7. NO RIGHTS OF PARTICIPANT AS SHAREHOLDER. The Participant shall have no rights respecting this Option or the Option Shares except as expressly set forth herein or in the Plan, a copy of which the Participant hereby acknowledges having received; and the Participant shall have no rights as a shareholder with respect to any Option Shares until this Option has been duly exercised as to such Option Shares in accordance with the terms hereof and a stock certificate issued therefor. The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its Common Stock or its capital or business structure, or to merge or to consolidate, or to dissolve or liquidate, or to sell or transfer any or all of its business or assets.

     8. GENERAL. The Company shall at all times during the term of this Option reserve and keep available a number of shares of Common Stock equal to the number of Option Shares, and shall pay any original issue or transfer taxes with respect to the issue of Option Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company incurred in connection therewith.



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     9. NOT EMPLOYMENT AGREEMENT. It is expressly understood and agreed that nothing in this Agreement is intended or shall be construed as an employment contract or shall imply any obligation on the part of the Company or any affiliate to continue the Participant's Employment for any period of time after the date hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                           Company:  YOUNG INNOVATIONS, INC.


                                                By:
                                                     ---------------------------




                                       Participant:
                                                     ---------------------------



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